Exhibit 10.2

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this “Agreement”), effective as of November 17, 2023 (the “Effective Date”), is by and between Groundbreaker Technologies Inc., a Delaware corporation (the “Seller”), and Groundbreaker Tech Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title, and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Assigned Contracts (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.         Assignment and Assumption. Seller hereby agrees to sell, assign, grant, convey, and transfer to Buyer all of Seller’s rights, title, and interest in and to the Assigned Contracts. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Assigned Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of the Seller under the Assigned Contracts accruing on and after the Closing Date.

3.         Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements, and indemnities relating to the Assigned Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

5.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.         Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

SELLER:

GROUNDBREAKER TECHNOLOGIES INC.

By:
JAKE MARMULSTEIN
CEO

BUYER:

GROUNDBREAKER TECH INC.

By:
BLAKE JANOVER
CEO

PARENT

JANOVER INC.

By:
BLAKE JANOVER
CEO

[Signature Page to Assignment and Assumption Agreement]